UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 19, 2010

Date of Report (Date of earliest event reported)

1st Financial Services Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EX-10.1

Item 1.01 – Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2010, Mountain 1st Bank & Trust Company (the “Bank”), a wholly owned subsidiary of 1st Financial Services Corporation (the “Company”), entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) effective February 25, 2010, whereby it agreed to the issuance of a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks. As a direct consequence of the issuance of the Consent Order and the requirement that the Company serve as a source of strength for the Bank, on October 8, 2010, the Company executed a written agreement (the “FRB Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”). The FRB Agreement was executed by the FRB on October 13, 2010, and the Company received notification of the effectiveness of the FRB Agreement on October 19, 2010. A copy of the FRB Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit

10.1	Written Agreement between 1st Financial Services Corporation and the Federal Reserve Bank of Richmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: October 25, 2010	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Chief Financial Officer

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